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                                                                   EXHIBIT 10(c)

                               QUIXOTE CORPORATION
                       2001 EMPLOYEE STOCK INCENTIVE PLAN

         1. PURPOSE. The purposes of this plan (the "Plan") are to encourage selected employees of Quixote Corporation (the "Company") and its Subsidiaries, who are capable of having an impact on the performance of the Company, to acquire a long-term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company and its Subsidiaries to attract and retain qualified individuals upon whom the sustained progress, growth, and profitability of the Company depend.

         2. DEFINITIONS. As used in this Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  (a) "Affiliate" has the meaning specified in Rule 12b-2 promulgated under the 1934 Act.

                  (b) "Award" means options or shares of Restricted Stock granted under the Plan.

                  (c) "Award Agreement" has the meaning specified in
Section 4(c)(v).

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Cause" includes termination based on the commission of any act or acts involving dishonesty, breach of fiduciary duty, fraud, illegality or moral turpitude.

                  (f) "Change in Control" has the meaning specified in
Section 14.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended. References to a particular section of the Code shall include references to successor provisions.

                  (h) "Committee" means the committee of the Board appointed pursuant to Section 4.

                  (i) "Continuing Members" has the meaning specified in
Section 14b(ii).

                  (j) "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

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                  (k) "Effective Date" means the date upon which this Plan is approved by the stockholders of the Company.

                  (l) "Fair Market Value" of the Stock of the Company means, as of any applicable date, except as otherwise determined by the Committee, (i) if the Stock is listed on The New York Stock Exchange, the closing sale price of the Stock on the immediately preceding date as reported on The New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale or (ii) if such Stock is traded on the Nasdaq National Market, the average of the highest reported bid and the lowest reported asked price per share of the Stock on the immediately preceding date on the Nasdaq National Market. If the Stock ceases to be listed on The New York Stock Exchange or traded on the Nasdaq National Market, as applicable, the Board shall designate an alternative method of determining the Fair Market Value of the security.

                  (m) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

                  (n) "Grantee" means an individual who has been granted an Award.

                  (o) "Immediate Family" has the meaning specified in Section 7.

                  (p) "Including" or "includes" means "including, without limitation," or "includes, without limitation."

                  (q) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

                  (r) "Option Price" means the per share purchase price of Stock subject to an option.

                  (s) "Permissible Transferee" has the meaning specified in
Section 7.

                  (t) "Plan" has the meaning specified in the introductory paragraph.

                  (u) "Restricted Period" means the period, beginning with the first day of the month in which Restricted Stock is granted, during which restrictions on the transferability of the Restricted Stock are in effect.

                  (v) "Restricted Stock" means shares of Stock granted pursuant to Section 6(d).

                  (w) "Retirement" means a termination of employment with the Company and its Subsidiaries by a Grantee, other than for Cause or death, any time after attaining age 55, provided that the sum of the Grantee's age and years of service on the date of termination equals or exceeds sixty-five (65).

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                  (x) "SEC" means the U.S. Securities and Exchange Commission.

                  (y) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

                  (z) "Share Withholding" has the meaning specified in Section 12(a).

                  (aa) "Stock" means the Company's common stock authorized by the Company's Certificate of Incorporation.

                  (bb) "Subsidiary" means any entity in which the Company directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

                  (cc) "Tax Date" has the meaning specified in Section
12(b)(ii).

                  (dd) "Taxable Event" has the meaning specified in Section
12(a).

                  (ee) "Tendered Restricted Stock" has the meaning specified in
Section 8.

         3.       SCOPE OF THE PLAN.

                  (a) Subject to the provisions of Section 3(d) and Section 21, the maximum number of shares of Stock that are available and reserved for delivery on account of the exercise of Awards under this Plan as of the Effective Date is a total of five hundred twenty-five thousand (525,000) shares of Stock (of which Two Hundred Thousand (200,000) shares of Stock shall be reserved for the grant of incentive stock options), and fifty thousand (50,000) shall be reserved for the grant of Restricted Stock.

                  (b) Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board or the Committee.

                  (c) Subject to adjustment as provided in Section 21, following the Effective Date the maximum number of shares of Stock for which Awards may be granted to any Grantee in any calendar year shall not exceed one hundred thousand (100,000) shares.

                  (d) To the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited without in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are also forfeited), the shares of Stock (including Restricted Stock) associated with such Award shall become available for other Awards.

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                  (e) For purposes of this Section 3,

                           (i) if an Award is denominated in shares of Stock, the number of shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for granting Awards under this Plan;

                           (ii) all outstanding shares of Stock issued under this Plan, even if the Stock is subject to restrictions, shall be counted on the date of grant of any Award against the aggregate number of shares of Stock available for granting Awards under this Plan;

                           (iii) the shares of Stock underlying outstanding options and similar Awards shall be counted while the Award is outstanding against the aggregate number of shares of Stock available for granting Awards under this Plan; and

                           (iv) in the event of a stock-for-stock exercise of an option, the gross number of shares of Stock subject to the option exercised, not the net number of shares actually issued upon exercise shall be counted against the aggregate number of shares of Stock available for granting Awards under this Plan.

         4.       ADMINISTRATION.

                  (a) Subject to Section 4(b), this Plan shall be administered by a committee of the Board ("Committee") which shall consist of not less than two persons who are Directors of the Company. Membership on the Committee may be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to (i) be exempt from liability under
Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder and (ii) satisfy the performance-based compensation exception to the $1 million limit under
Section 162(m) of the Code.

                  (b) The Board may, in its discretion, reserve to itself or delegate to the Chief Executive Officer of the Company or another committee of the Board, any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more Directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to the Chief Executive Officer or such other committee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board, the Chief Executive Officer or such other committee.

                  (c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:

                           (i) to grant Awards of Stock;

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                           (ii) to determine (A) when Awards may be granted, and
         (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

                           (iii) to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan;

                           (iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and non-forfeitability of Awards upon the termination of employment of a Grantee;

                           (v) to determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical.

                           (vi) to impose, incidental to an Award, conditions with respect to competitive employment or other activities, to the extent such conditions do not conflict with this Plan;

                           (vii) to delegate its duties and responsibilities under this Plan, except its duties and responsibilities with respect to
         Section 16 Grantees, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee, and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities;

                           (viii) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised;

                           (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

                           (x) to certify attainment of any performance criteria to which Awards are subject, if any.

         The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

         5. ELIGIBILITY. Awards may be granted to any officer or full-time employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and

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conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

         6.       CONDITIONS TO GRANTS.

                  (a)      GENERAL CONDITIONS:

                           (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee at the time of granting the Award.

                           (ii) The term of each Award shall be a period of not more than ten years from the Grant Date, and shall be subject to earlier termination as herein established.

                           (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

                  (b)      GRANT OF INCENTIVE STOCK OPTIONS.

                           (i) Options granted under this Section 6(b) shall be "incentive stock options," that satisfy the requirements applicable to "incentive stock options" described in section 422(b) of the Code. No incentive stock option shall be issued to a Grantee who holds 10% or more of the outstanding voting securities of the Company on the Grant Date.

                           (ii) No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section 21.

                           (iii) The Award Agreement may provide that the option may be exercisable with Restricted Stock.

                           (iv) The Fair Market Value (determined at the time the option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year (under the Plan and under any other incentive stock options of the Company) shall not exceed $100,000.

                           (v) The grant of any incentive stock option shall be conditioned upon the Grantee agreeing to advise the Company when the Grantee sells or transfers any shares of Stock acquired pursuant to the exercise of an incentive stock option, and such agreement shall be incorporated in the applicable Award Agreement. The Company may legend any certificate representing Stock acquired pursuant to exercise of an incentive stock option to reflect such restriction.

                  (c)      GRANT OF NON-QUALIFIED STOCK OPTIONS.

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                                    (i) Options granted under this Section 6(c)
                  shall be "non-qualified stock options," and are not intended to be "incentive stock options" as that term is described in section 422(b) of the Code.

                                    (ii) No later than the Grant Date of any
                  option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date.

                                    (iii) The Award Agreement may provide that
                  the option may be exercisable with Restricted Stock.

                  (d)      GRANT OF SHARES OF RESTRICTED STOCK.

                           (i) The Committee may in its discretion grant shares of Restricted Stock to any individual eligible under Section 5 to receive Awards, and shall establish the terms and conditions, including such performance criteria, as shall be applicable to such Restricted Stock; provided, however, that the restriction period for any Restricted Stock Award shall be no less than three years or at least one year if the Restricted Stock Award is performance based.

                           (ii) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. If any such cash consideration is required, payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 9.

                           (iii) The Committee may, but need not, provide that all or any portion of a Grantee's Award of Restricted Stock, or Restricted Stock acquired upon exercise of an option shall be forfeited:

                                    (A) except as otherwise specified in the
                  Award Agreement, upon the Grantee's termination of employment for any reason specified in the Award Agreement within a specified time period after the Grant Date, or

                                    (B) if the Company or the Grantee does not
                  achieve specified performance objectives (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment, or
                                    (C) upon failure to satisfy such other
                  restrictions as the Committee may specify in the Award Agreement; provided that, subject to Sections 13 and 14, in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

                           (iv) If a share of Restricted Stock is forfeited, then:

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                                    (A) if the Grantee was required to pay for
                  such share or acquired such Restricted Stock upon the exercise of an option, the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (1) the amount paid or, if the Restricted Stock was acquired on exercise of an option, the Option Price paid by the Grantee for such share of Restricted Stock, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture;

                                    (B) the Company shall pay to the Grantee the
                  amount determined under clause (A) of this sentence as soon as is administratively practical; and

                                    (C) such share of Restricted Stock shall
                  cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company's tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

                           (v) The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until the expiration of the Restricted Period and/or such shares become nonforfeitable or are forfeited. Any share of Restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Award Agreement. If any shares of Restricted Stock become nonforfeitable, and any applicable Restricted Period has ended, the Company shall cause certificates for such shares to be issued or reissued without such legend.

                           (vi) The Committee may provide one or more Restricted Periods applicable to Restricted Stock, at its discretion. Such Restricted Period shall be measured from the first day of the month in which Restricted Stock is granted with respect to such Restricted Period.

                           (vii) Each grant of Restricted Stock shall be evidenced by a written instrument stating the number of shares of Restricted Stock granted, the Restriction Period, the restrictions applicable to such Restricted Stock, the nature and terms of payment of consideration, if any, the consequences of forfeiture that will apply to such Restricted Stock, and any other terms, conditions and rights with respect to such grant.

                           (viii) Any other provision of this Plan to the contrary notwithstanding, the Committee may at any time shorten any Restricted Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or government or regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

         7. NON-TRANSFERABILITY. Except for those assignments and transfers that are approved by the Committee, each Award (other than Restricted Stock) granted hereunder

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shall not be assignable or transferable other than by will or the laws of descent and distribution; PROVIDED HOWEVER, that, with respect to Restricted Stock and non-qualified stock options, a Grantee may (a) designate in writing a beneficiary to exercise his/her Award after the Grantee's death, (b) transfer an option (other than an incentive stock option) to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee, and (c) transfer an Award for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the Immediate Family of the Grantee to whom such Award was granted, (x) any trust solely for the benefit of the Grantee and members of the Grantee's Immediate Family, (y) any partnership or limited liability company whose only partners or members are the Grantee and members of the Grantee's Immediate Family, or (z) any other transferee approved by the Committee in advance of the transfer; and FURTHER PROVIDED THAT: (i) the transfer of any Award shall not be effective on a date earlier than the date on which the Award is first exercisable as set forth in this Plan; (ii) any Permissible Transferee to whom an Award is transferred by a Grantee shall not be entitled to transfer the Award, other than to the Grantee or by will or the laws of descent and distribution; and (iii) the Permissible Transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer. For purposes of this Section 7, "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, and shall include relationships arising from legal adoption. Each share of Restricted Stock shall be nontransferable until such share becomes nonforfeitable and the Restricted Period, if any, lapses.

         8. EXERCISE. Subject to Sections 4(c)(ix) and 13 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments.

                  Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock or shares of Restricted Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

                           (i) cash;

                           (ii) Stock held by the Grantee for at least 6 months

         prior to exercise of the option, valued at its Fair Market Value on the date of exercise;

                           (iii) by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker or lending institution, accepted in writing, and authorizing them to sell the Stock (or a sufficient portion thereof) acquired upon exercise of an option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, all in such form and with such security as the Company may require; or

                           (iv) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with
         Section 9.

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         In the event the Grantee elects to make payment as provided in Section
8(a)(ii) above, delivery may be accomplished by means of an attestation by the Grantee, at the time of exercise, as to the Grantee's ownership of the number of shares of Stock required to cover the total required Option Price of the option being exercised and the Company may deliver the net amount of shares covered by the option after deducting the number of shares required to cover the total Option Price; any attestation to be in form and substance, satisfactory to the Committee.

         9. LOANS AND GUARANTEES. The Committee may, in its discretion allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable.

                  Any such payment or deferral by the Company pursuant to this
Section 9 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed from an unrelated party in an arms-length transacation. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee enters into a full recourse, binding obligation, secured against the assets of the Grantee excluding the Grantee's shares of Stock purchased pursuant to this deferral, to pay the deferred amount and the related interest. If the Committee has permitted a payment deferral pursuant to this Section 9, then the Committee may, in its discretion, require the immediate payment of such deferred amount upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral.

         10. NOTIFICATION UNDER CODE SECTION 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

         11. MANDATORY WITHHOLDING OF TAXES. Whenever under this Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event occurs which subjects the Grantee to income taxes with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy the minimum federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan, or (iii) any combination of the foregoing.

         12.      ELECTIVE SHARE WITHHOLDING.

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                  (a) In addition to the specific provisions of Section 8 and subject to Section 12(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to the minimum statutory amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event.

                  (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

                           (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                           (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

                           (iii) the Grantee's election shall be irrevocable;
         and

                           (iv) no election to have shares of Stock withheld from any Award shall be effective with respect to an Award which was transferred by the Grantee in accordance with this Plan.

         13. TERMINATION OF EMPLOYMENT. Except as may otherwise be provided in the Award Agreement, the following provisions shall govern in the event of a termination of employment for any reason:

                  (a) FOR CAUSE. If a Grantee has a termination of employment for Cause,

                           (i) The Grantee's shares of Restricted Stock that are forfeitable shall thereupon be forfeited, subject to the provisions of
         Section 6(d)(iv) regarding repayment of certain amounts to the Grantee.

                           (ii) Any unexercised option shall thereupon terminate.

                  (b) ON ACCOUNT OF DEATH. If the Grantee has a termination of employment by reason of death:

                           (i) All grants of Restricted Stock awarded to such Grantee shall become nonforfeitable.

                           (ii) Any unexercised option may be exercised, to the extent exercisable on the date of death, in whole or in part, at any time within one year after such termination of employment and prior to the stated expiration date of the option, by (A) his/her personal representative, executor, administrator, or by the person to whom the option is transferred by

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         will or the applicable laws of descent and distribution, (B) the
         Grantee's beneficiary designated in accordance with Section 7, or (C) the then-acting trustee of the trust described in clause (b) of the first sentence of Section 7 (but only if the condition set forth in such clause (b) has been satisfied).

                  (c) ON ACCOUNT OF DISABILITY. If a Grantee has a termination of active employment by reason of disability:

                           (i) Such termination shall not constitute a termination of employment for purposes of Restricted Stock and such Grantee shall not forfeit any Restricted Stock held by him/her, provided that during the balance of the period in which the Restricted Stock would otherwise remain forfeitable such Grantee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with business engaged in by it. A Grantee who does engage in or assist any business that the Company, in its sole discretion, determines to be in competition with any business engaged in by it, shall be deemed to have terminated employment.

                           (ii) Any unexercised option may be exercised, to the extent exercisable on the date of termination of active employment, in whole or in part, at any time within a one year period after such termination of employment and prior to the stated expiration date of the option, by the Grantor or by the Grantee's guardian or legal representative provided that during such period the Grantee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with a business engaged in by it. If the Grantee dies within such one year period, then the Grantee's options may be exercised within the one year period after his or her death by the person specified in Section 13(b)(ii). Notwithstanding the foregoing, however, in no event may an option be exercised after the expiration of the Option Period.

                  (d) ON ACCOUNT OF RETIREMENT. If a Grantee has a termination of employment on account of Retirement:

                           (i) Such termination shall not constitute a termination of employment for purposes of Restricted Stock and the provisions of Section 13(c)(i) shall apply as though the Grantee had terminated active employment for reasons of disability.

                           (ii) Any unexercised option which is then exercisable, may be exercised, in whole or in part, not later than the close of business on the last business day of the 24th month following the Grantee's Retirement; PROVIDED THAT, following Retirement, such Grantee does not engage in or assist in any business that the Company, in its sole discretion, determines to be in competition with the business engaged in by it during such period and as is defined in the Award Agreement. If the Grantee dies within the 24 month period after Retirement, then the Grantee's options may be exercised within the one year period after his or her death by the person specified in Section 13(b)(ii). Notwithstanding the foregoing, however, in no event may an option be exercised after the expiration of its stated term.

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

                  (e) ANY OTHER REASON. If a Grantee has a termination of employment for a reason other than for Cause, death of the Grantee, the Grantee's Disability, and the Grantee's Retirement:

                           (i) The Grantee's shares of Restricted Stock, to the extent forfeitable on the date of the Grantee's termination of employment, shall be forfeited on such date. If the termination of employment occurs after the Restricted Stock becomes nonforfeitable but prior to the end of a Restricted Period, such termination shall not have any effect on any Restricted Period, unless the Committee, in its sole discretion, finds that the circumstances so warrant and determines that the Restricted Period shall end on an earlier date as determined by the Committee, and that shares held by the Company shall be paid as soon as practicable following such earlier date.

                           (ii) Any unexercised option to the extent exercisable on the date of the Grantee's termination of employment, may be exercised in whole or in part, not later than the three month anniversary of the Grantee's termination of employment. If the Grantee dies within the three month period, then the exercisability of the Grantee's options shall be determined under Section 13(b) or the balance remaining of the period specified in this Section 13(d)(ii), whichever is longer.

                  (f) EXTENSION OF TERM. In the event of a termination of employment other than for Cause, the Committee, in its sole discretion, may extend the term, including vesting and the exercisability, of any Award; provided, however, that in no event may the term of any Award expire or be exercisable more than ten years after the Grant Date of such Award.

         14.      CHANGE IN CONTROL.

                  (a) Notwithstanding any other provision of this Plan to the contrary, if, while any Awards remain outstanding under this Plan, a "Change in Control" (as defined below) should occur, then (1) all options that are outstanding at the time of such Change in Control shall become immediately vested and exercisable in full; and (2) all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable.

                  (b) A Change in Control means a change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation14A promulgated under the 1934 Act; PROVIDED THAT, without limitation, such change in control shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                           (i) any person (as defined in Section 3(a)(9) of the 1934 Act, as such term is modified in Sections 13(d) and 14(d) of the 1934 Act), other than (1) any employee plan established by the Company or any Subsidiary, (2) the Company or Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), alone or with its Affiliates, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of Stock of the Company representing 15% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities;

                           (ii) a majority of the members of the Board shall cease to be Continuing Members. For this purpose, "Continuing Member" means a member of the Board who either (i) was a member of the Board on the Effective Date hereof and has been such continuously thereafter or
         (ii) became a member of such Board after the Effective Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Continuing Members then members of the Company's Board (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934
         Act);

                           (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to clause (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 15% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; or

                           (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or of the Company's assets or earning power aggregating more than 50% of the assets or the earning power of the Company and its Subsidiaries, taken as a whole.

                  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

                  The Committee may also determine, in its discretion, that a sale of a substantial portion of the Company's assets or one of its businesses constitutes a "Change of Control" with respect to Awards held by Grantees employed in the affected operation.

         15.      SECURITIES LAW MATTERS.

                  (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

                  (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

         16. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under this Plan.

         17. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans. Further, the Company or Subsidiary may at any time dismiss a Grantee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

         18. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been issuable to him. Shares of Restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

         19. NATURE OF PAYMENTS. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

         20. NON-UNIFORM DETERMINATIONS. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements, as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under
Section 13, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

         21. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. The Committee shall make such adjustment, as it shall deem equitable, to any or all of:

                  (a) the aggregate numbers of shares of Stock and shares of Restricted Stock;

                  (b) the number of shares of Stock and shares of Restricted Stock covered by an outstanding Award;

                  (c) the Option Price; and

                  (d) any other terms or provisions of any outstanding grants of stock options or Restricted Stock:

to reflect a stock dividend, stock split, reverse stock split, share combination, re-capitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company, or, if deemed appropriate, the Committee may make provisions for a cash payment to the holder of an outstanding Award; provided, however, in each case, that the number of shares subject to any Award denominated in shares of Stock shall always be a whole number. Notwithstanding any part of the foregoing to the contrary, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options previously granted shall become exercisable, and any shares of Restricted Stock that have not become nonforfeitable shall become nonforfeitable.

         22. AMENDMENT OR TERMINATION OF THE PLAN. This Plan shall become effective on the Effective Date and shall terminate on, and no Awards shall be made after, November 1, 2011, unless terminated at an earlier date by action of the Board. Any Awards then outstanding shall remain in effect until they have been exercised, forfeited or expired. The Board may amend or terminate this Plan at any time; except that, without approval of the stockholders, no such revision or amendment shall: change the number of shares subject to the Plan; change the designation of the class of employees eligible to receive awards; or materially increase the benefits accruing to participants under the Plan. Subject to
Section 21, no amendment or termination may, in the absence of written consent to the change by the affected Grantee (or, if the Grantee is not then living, the affected beneficiary), adversely affect the rights of any Grantee or beneficiary under any Award granted under this Plan prior to the date such amendment is adopted by the Board. Unless approved by the Company's stockholders, no adjustments or reduction of the Option Price of any outstanding options shall be made directly or by cancellation of outstanding options and a subsequent regranting of options at a lower price to the same individual. Furthermore, the Plan will not be amended without approval of the stockholders in any way which would cause options to fail to qualify as incentive stock options.

         23. OTHER COMPENSATION PLANS. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         24. NO ILLEGAL TRANSACTIONS. This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

         25. NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and a Grantee or any other person. To the extent that any person acquires a right to receive payments from the Company or Subsidiary pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary.

         26. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to this Plan.

         27. TAX LITIGATION. The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to this Plan and that the Company believes to be important to Grantees and to conduct any such contest or any litigation arising therefrom to a final decision.

         28. SEVERABILITY. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         29. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee or otherwise acts with respect to this Plan pursuant to authority delegated to him/her in accordance with this Plan shall be indemnified and held harmless by the

Company against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the By-Laws of this Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

         30. RELIANCE ON REPORTS. Each member of the Board and the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, this Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         31. EXPENSES. The Company shall bear all expenses of administering this Plan.

         32. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         33. 1993 LONG-TERM STOCK OWNERSHIP PLAN. Upon approval by the Company's stockholders of this Plan, the Company's 1993 Long-Term Stock Ownership Plan shall terminate and, except with respect to shares reserved for options and Retirement Awards granted thereunder which are by their contractual terms outstanding, all shares of Stock reserved for such plan shall no longer be reserved, and no other options or Retirement Awards shall be granted thereunder. Option agreements and retirement agreements currently outstanding under the 1993 Long-Term Stock Ownership Plan shall remain in effect in accordance with their terms notwithstanding termination of that Plan.

                                            Approved by the Stockholders of
                                            Quixote Corporation as of November
                                            14, 2001

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